UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

Dynamic Applications Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-150652	98-0573566
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Beit Gibor Sport 7 Menachem Begin Street Ramat Gan, Israel	52521
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011 (9723) 611-6262

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On January 12, 2010 Dynamic Applications Corp. (the "Company") entered into a termination agreement with Green Biofuels Holding Ltd., an Israeli corporation ("GBH"), and Mr. Shlomo Palas, Mr. Samuel Keshet and Mr. Eliezer Weinberg (the "Termination Agreement"). Pursuant to the Termination Agreement, the parties thereto terminated the Cooperation and Partnership Agreement with GBH, dated August 9, 2009, and any rights, title and interest and all obligations and liabilities arising out of or relating to the Carbon Credit Project (as defined in such agreement) were contributed and transferred from the Company to GBH and assumed by GBH.  Likewise, the Company and Mr. Shlomo Palas, Mr. Samuel Keshet and Mr. Eliezer Weinberg terminated their Private Placement Subscription Agreement, dated August 9, 2009 for subscription of shares of the common stock of the Company in connection with the GBH agreement, and which had not yet been effectuated.
A copy of the Termination Agreement is filed as Exhibit 10.1 to this Current Report on Form 8−K and incorporated by reference herein.  The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	Termination Agreement between Dynamics Applications Corp. and Green Biofuels Holding Ltd., and Mr. Shlomo Palas, Mr. Samuel Keshet and Mr. Eliezer Weinberg, dated January 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC APPLICATIONS CORP.

By: /s/ Ori Goore
Name: Ori Goore
Title: Chief Executive Officer

Date: January 15, 2010